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                                                                    EXHIBIT 99.4

                                                                       EXHIBIT A
                                                                       ---------

                        WCAS CAPITAL PARTNERS III, L.P.
                          320 Park Avenue, Suite 2500
                           New York, New York 10022

                                 April 5, 1999


Colonial Acquisition Corp.
c/o Welsh, Carson, Anderson & Stowe VIII, L.P.
320 Park Avenue
Suite 2500
New York, New York  10022-6815

Ladies and Gentlemen:

          Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), between BancTec, Inc. (the "Company") and Colonial Acquisition Corp. ("Acquisition"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Agreement.

          This will confirm that, subject to the satisfaction or waiver of the conditions precedent set forth in Sections 6.01 and 6.02 of the Agreement and the other conditions described below, WCAS Capital Partners III, L.P. ("WCAS CP III") will purchase or cause an affiliate or other person (together with WCAS CP III, the "Sub Debt Investors") to purchase at the Effective Time, $160.0 million in aggregate principal amount of senior subordinated notes ("Notes"); provided, that such obligation shall be conditioned upon the Company entering into and receiving the proceeds from the senior credit facility with Chase Securities Inc. and Chase Bank of Texas, N.A. (collectively, "Chase") as described in and substantially on the terms of the Commitment Letter dated April 5, 1999 from Chase to Welsh, Carson, Anderson & Stowe VIII, L.P.

          We will be under no obligation under any circumstances to purchase Notes in aggregate principal amount greater than $160.0 million.

          Notwithstanding anything that may be expressed or implied in this letter agreement, Acquisition, by its acceptance of the benefits hereof, covenants, agrees and acknowledges that, no person other than WCAS CP III shall have any obligation hereunder and that, notwithstanding that WCAS CP III and certain of the other Sub Debt Investors may be partnerships, no recourse hereunder or under any documents or instruments delivered in
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connection herewith shall be had against any current or future officer, agent or employee of WCAS CP III or of any other Sub Debt Investor, against any current or future general or limited partner of WCAS CP III or of any other Sub Debt Investor or against any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of WCAS CP III or of any other Sub Debt Investor or any current or future general or limited partner of WCAS CP III or of any Sub Debt Investor or any current or future director, officer, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, as such for any obligations of WCAS CP III or of any Sub Debt Investor under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

                                        Very truly yours,

                                        WCAS CAPITAL PARTNERS III, L.P.

                                        By WCAS CP III Associates L.L.C.,
                                             General Partner


                                        By  /s/ Robert A. Minicucci
                                          ------------------------------------
                                             Managing Member


Accepted and Agreed to By:

      COLONIAL ACQUISITION CORP.


      By  /s/ Anthony J. de Nicola
         ----------------------------
         Title:  Vice President